Exhibit 99.1

Taboola Beats Guidance in Q1 On All Metrics; Raises Mid-point for 2023; Announcing Up to $40M Buyback and $50M Debt Repayment

-	Q1 2023 Revenues of $327.7M, Gross Profit of $89.6M, ex-TAC Gross Profit of $115.7M, Net loss of $31.3M and Adjusted EBITDA of $10.1M, exceeding the high end of all guidance metrics.

-	Net cash provided by operating activities of $17.5M and Free Cash Flow in Q1 2023 of $11.2M after net publisher prepayments of ($3.9M)** and $5.1M in cash interest payments.

-	Announcing share buyback program of up to $40M in 2023. Repaid $30M of long-term debt in April (totaling $91M since Q4 2022) and expect to continue to repay debt up to an additional $50M this year.

-	Updated 2023 guidance raises the mid-point: Revenues of $1,427M - $1,469M, Gross Profit of $418M - $436M, ex-TAC Gross Profit of $529M - $546M, Adjusted EBITDA of $65M - $80M. Positive Free Cash Flow.

-	2024 guidance assumes investments will begin to pay off: at least $200M Adjusted EBITDA, at least $100M Free Cash Flow.

New York, NY, May 10, 2023 -- Taboola (Nasdaq: TBLA), a global leader in powering recommendations for the open web, helping people discover things they may like, today announced its results for the quarter ended March 31, 2023.

“We had a strong performance in Q1, beating the high end of our guidance across all metrics. This was primarily driven by the core business tracking ahead of our expectations, helped by key publisher partners like Condé Nast, Univision, The Blaze, Kicker in Germany and others along with continued strength from eCommerce. We’re also seeing Taboola News outperforming our internal expectations,” said Adam Singolda, CEO and Founder, Taboola.

“From where we are now, we are hyper focused on what we need to do to execute on our objectives and mission. Once the Yahoo integration is 100% live we expect to be at a $2.5B revenue run-rate. This will still be a small portion of the $70B Open Web market, so there remains a lot of growth for us to capture. To do that we are laser focused on four company priorities - performance advertising, ecommerce, bidding, and Yahoo. We have all we need to execute and generate our financial objectives. These are times to remain focused, stay very close to our partners and customers, and execute - that’s all we care about now,” continued Singolda.

For more commentary on the quarter, please refer to Taboola’s Q1 2023 Shareholder Letter, which was furnished to the SEC and also posted on Taboola’s website today at https://investors.taboola.com.

First Quarter Results Summary

(dollars in millions, except per share data)	Three months ended March 31,
	2023	2022	% change
	Unaudited		YoY	Guidance
Revenues	$327.7	$354.7	(7.6%)	$299 - $325
Gross profit	$89.6	$112.0	(20.0%)	$76 - $88
Net income (loss)	$(31.3)	$3.9	NM
EPS diluted (1)	$(0.09)	$0.01	NM
Ratio of net income (loss) to gross profit	(35.0%)	3.5%	—
Cash flow provided by operating activities	$17.5	$8.1	115.7%
Cash, cash equivalents, short-term deposits and investments	$274.4	$318.0	(13.7%)

Non-GAAP Financial Data*
ex-TAC Gross Profit	$115.7	$138.2	(16.3%)	$103 - $115
Adjusted EBITDA	$10.1	$34.9	(71.0%)	($6) - $6
Non-GAAP Net Income (Loss) (2)	$(4.1)	$22.1	(118.6%)	($23) - ($11)
Ratio of Adjusted EBITDA to ex-TAC Gross Profit	8.7%	25.2%	—
Free Cash Flow	$11.2	$1.2	815.2%

1 The weighted-average shares used in the computation of the diluted EPS for the three months ended March 31, 2023 and 2022 are 333,424,276 and 260,036,934, respectively.
2 Three months ended March 31, 2022 have been adjusted to exclude the impact of foreign currency exchange rates to be consistent with current period presentation.

Business Highlights for Q1 2023

○	Revenue from new publisher partners continues to be an area of strength - Publisher wins from competitors included L’Express, Condé Nast, Kicker, Funke, and DuMont.
○	Renewed relationships with many well-known publishers including Sinclair, Advance Local, O Dia, Slate France, and Seven West Media.
○	Received approval from Israeli regulators to finalize the Yahoo deal; transitioned into the next phase of integration, the build and test phase.

○	Launched TIME and Advance Local on Taboola Turnkey Commerce, publishing over 100 finance articles on TIME with subsequent launch of the TIME eCommerce section in May.
○
Further deployed AI to enhance our Life Time Value (LTV) vision, a holistic approach that enhances publisher revenue and empowers diversification of channels (eCommerce, subscription, native, bidding and video).

○	Continued to see eCommerce strength in the bottom of funnel channel from key partners such as Walmart, Wayfair, and Macy’s.
○	Rolled out Generative AI in beta form on Taboola Ads which suggests data-driven titles and thumbnails to creatives, accelerating the speed and efficiency of launching campaigns.

Second Quarter and Full Year 2023 Guidance

For the Second Quarter and Full Year 2023, the Company currently expects:

	Q2 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$296 - $322	$1,427 - $1,469
Gross profit	$78 - $88	$418 - $436
ex-TAC Gross Profit*	$105 - $115	$529 - $546
Adjusted EBITDA*	($4) - $6	$65 - $80
Non-GAAP Net Income (Loss)*	($26) - ($16)	($5) - $10

Although we provide guidance for Adjusted EBITDA and Non-GAAP Net Income (Loss), we are not able to provide guidance for projected net income (loss), the most directly comparable GAAP measure. Certain elements of net income (loss), including share-based compensation expenses and warrant valuations, are not predictable due to the high variability and difficulty of making accurate forecasts. As a result, it is impractical for us to provide guidance on net income (loss) or to reconcile our Adjusted EBITDA and Non-GAAP Net Income (Loss) guidance without unreasonable efforts. Consequently, no disclosure of projected net income (loss) is included. For the same reasons, we are unable to address the probable significance of the unavailable information.

Authorization to Buyback Ordinary Shares

On May 9, 2023, the Company's Board of Directors authorized the buyback of up to $40 million of the Company’s ordinary shares. Any share buybacks under the program may be made from time to time in the open market, including through trading plans intended to qualify under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, in privately negotiated transactions or otherwise. The timing and amount of any share buybacks will be subject to market conditions and other factors determined by the Company. The Company may suspend, modify or discontinue the program at any time in its sole discretion without prior notice. This press release is neither an offer to purchase nor a solicitation of an offer to buy any securities.

Under Israeli law, the Company’s ability to buyback ordinary shares must be within a maximum dollar amount authorized by the Tel Aviv District Court Economic Department (the “Israeli court”). The maximum amount includes both share buybacks and net issuances to satisfy tax withholding obligations related to equity-based compensation. The Israeli court approval typically expires in six months. The Company previously obtained Israeli court approvals for such activities, and expects to continue to make successive requests for the foreseeable future absent unusual circumstances. In anticipation of the May 16, 2023 expiration of the Company's most recent $50 million approval, on April 17 2023, the Company requested the Israeli court to provide another $50 million of authority. The Company will announce the Israeli court’s decision promptly once it is obtained. The decision is currently expected by the end of this month or shortly thereafter.

Webcast Details

Taboola's senior management team will discuss the Company's earnings on a call that will take place on May 10, 2023, at 8:30 AM ET. The call can be accessed via webcast at https://investors.taboola.com. To access the call by phone, please go to this link to register https://register.vevent.com/register/BI425cebdda8864199aaeeb8bd8ccc5cf2 and you will be provided with dial in details. The webcast will be available for replay for one year, through the close of business on May 10, 2024.

*About Non-GAAP Financial Information

This press release includes ex-TAC Gross Profit, Adjusted EBITDA, Ratio of Adjusted EBITDA to ex-TAC Gross Profit, Free Cash Flow, Non-GAAP Net Income (Loss), which are non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to revenues, gross profit, net income (loss), cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.

The Company believes non-GAAP financial measures provide useful supplemental information to management and investors regarding future financial and business trends relating to the Company. The Company believes that the use of these measures provides an additional tool for investors to use in evaluating operating results and trends and in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which items are excluded or included in calculating them, which may vary from period to period. Please refer to the appendix at the end of this press release for reconciliations to the most directly comparable measures in accordance with GAAP.

**About Cash Investment in Publisher Prepayments (Net)

We calculate cash investment in publisher prepayments (net) for a specific measurement period as the gross amount of cash publisher prepayments we made in that measurement period minus the amortization of publisher prepayments that were included in traffic acquisition cost during that measurement period, which were the result of cash publisher prepayments made in that measurement period and previous periods.

Note Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements. Forward-looking statements generally relate to future events including future financial or operating performance of Taboola.com Ltd. (the “Company”). In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “guidance”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “target”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Uncertainties and risk factors that could affect the Company’s future performance and cause results to differ from the forward-looking statements in this press release include, but are not limited to: the ability to recognize the anticipated benefits of the Connexity acquisition and the business combination between the Company and ION Acquisition Corp. 1 Ltd. (together, the “Business Combinations”), which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, maintain relationships with customers and retain its management and key employees; the Company’s ability to successfully integrate the Connexity acquisition; costs related to the Business Combinations; changes in applicable laws or regulations; the Company’s estimates of expenses and profitability and underlying assumptions with respect to accounting presentations and purchase price and other adjustments; the extent to which we will voluntarily retire additional long-term debt or buyback any of our ordinary shares pursuant to authority granted by the Company’s Board of Directors, which may depend upon market and economic conditions; other business opportunities and priorities, and, with respect to the buyback of our ordinary shares, the availability of sufficient continuing authority being approved and re-approved as necessary by the Tel Aviv District Court Economic Department to permit share buybacks (and our continued use of a net issuance mechanism to satisfy tax withholding obligations related to equity-based compensation on behalf of our directors, officers and other employees) or other factors; the Company’s ability to transition to and fully launch the native advertising service for Yahoo on the currently anticipated schedule or at all; the ability to generate or achieve the increase in Adjusted EBITDA and Free Cash Flow in 2024 or our expected revenue run-rate once Yahoo integration is live, in each case to the levels assumed in this press release or at all; ability to attract new digital properties and advertisers; ability to meet minimum guarantee requirements in contracts with digital properties; intense competition in the digital advertising space, including with competitors who have significantly more resources; ability to grow and scale the Company’s ad and content platform through new relationships with advertisers and digital properties; ability to secure high quality content from digital properties; ability to maintain relationships with current advertiser and digital property partners; ability to prioritize investments to improve profitability and free cash flow; ability to make continued investments in the Company’s AI-powered technology platform; the need to attract, train and retain highly-skilled technical workforce; changes in the regulation of, or market practice with respect to, “third party cookies” and its impact on digital advertising; continued engagement by users who interact with the Company’s platform on various digital properties; reliance on a limited number of partners for a significant portion of the Company’s revenue; changes in laws and regulations related to privacy, data protection, advertising regulation, competition and other areas related to digital advertising; ability to enforce, protect and maintain intellectual property rights; and risks related to the fact that we are incorporated in Israel and governed by Israeli law; and other risks and uncertainties set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 under Part 1, Item 1A “Risk Factors” and in the Company’s subsequent filings with the Securities and Exchange Commission.

Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no duty to update these forward-looking statements except as may be required by law.

About Taboola

Taboola powers recommendations for the open web, helping people discover things they may like.

The Company’s platform, powered by artificial intelligence, is used by digital properties, including websites, devices and mobile apps, to drive monetization and user engagement. Taboola has long-term partnerships with some of the top digital properties in the world, including CNBC, BBC, NBC News, Business Insider, The Independent and El Mundo.

Approximately 18,000 advertisers use Taboola to reach over 500 million daily active users in a brand-safe environment. Following the acquisition of Connexity in 2021, Taboola is a leader in powering e-commerce recommendations, driving more than 1 million monthly transactions each month. Leading brands, including Walmart, Macy’s, Wayfair, Skechers and eBay are among key customers.

Learn more at www.taboola.com and follow @taboola on Twitter.

Investor Contact:	Press Contact:

Rick Hoss	Dave Struzzi

investors@taboola.com	press@taboola.com

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	March 31,	December 31,
	2023	2022
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$218,849	$165,893
Short-term investments	55,582	96,914
Restricted deposits	1,091	750
Trade receivables (net of allowance for credit losses of $9,242 and $6,748 as of March 31, 2023 and December 31, 2022, respectively)	212,346	256,708
Prepaid expenses and other current assets	73,531	73,643
Total current assets	561,399	593,908
NON-CURRENT ASSETS
Long-term prepaid expenses	41,262	42,945
Commercial agreement asset	289,451	—
Restricted deposits	3,998	4,059
Deferred tax assets, net	3,218	3,821
Operating lease right of use assets	67,740	66,846
Property and equipment, net	71,731	73,019
Intangible assets, net	173,177	189,156
Goodwill	555,931	555,869
Total non-current assets	1,206,508	935,715
Total assets	$1,767,907	$1,529,623

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands, except share and per share data

	March 31,	December 31,
	2023	2022
	Unaudited
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Trade payables	$223,040	$247,504
Short-term operating lease liabilities	15,663	14,753
Accrued expenses and other current liabilities	95,182	102,965
Current maturities of long-term loan	33,000	3,000
Total current liabilities	366,885	368,222
LONG-TERM LIABILITIES
Long-term loan, net of current maturities	192,737	223,049
Long-term operating lease liabilities	58,223	57,928
Warrants liability	5,080	6,756
Deferred tax liabilities, net	31,319	34,133
Other long-term liabilities	5,000	5,000
Total long-term liabilities	292,359	326,866
SHAREHOLDERS' EQUITY
Ordinary shares with no par value- Authorized: 700,000,000 as of March 31, 2023 and December 31, 2022; 297,822,375 and 254,133,863 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	—	—
Non-voting Ordinary shares with no par value- Authorized: 46,000,000 as of March 31, 2023 and December 31, 2022; 45,198,702 and 0 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively.	—	—
Additional paid-in capital	1,209,559	903,789
Accumulated other comprehensive loss	(1,163)	(834)
Accumulated deficit	(99,733)	(68,420)
Total shareholders' equity	1,108,663	834,535
Total liabilities and shareholders' equity	$1,767,907	$1,529,623

CONSOLIDATED STATEMENTS OF INCOME (LOSS)
U.S. dollars in thousands, except share and per share data

	Three months ended March 31,
	2023	2022
	Unaudited
Revenues	$327,686	$354,726
Cost of revenues:
Traffic acquisition cost	211,946	216,498
Other cost of revenues	26,148	26,198
Total cost of revenues	238,094	242,696
Gross profit	89,592	112,030
Operating expenses:
Research and development	31,985	30,412
Sales and marketing	60,569	61,368
General and administrative	25,836	27,949
Total operating expenses	118,390	119,729
Operating loss	(28,798)	(7,699)
Finance income (expenses), net	(3,154)	11,195
Income (loss) before income taxes	(31,952)	3,496
Income tax benefit	639	392
Net income (loss)	$(31,313)	$3,888
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	$(0.09)	$0.02
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, basic	333,424,276	247,378,428
Net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	$(0.09)	$0.01
Weighted-average shares used in computing net income (loss) per share attributable to Ordinary and Non-voting Ordinary shareholders, diluted	333,424,276	260,036,934

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
U.S. dollars in thousands

	Three months ended March 31,
	2023	2022
	Unaudited
Net income (loss)	$(31,313)	$3,888
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale marketable securities	327	—
Unrealized gains (losses) on derivative instruments, net	(656)	(230)
Other comprehensive income (loss)	(329)	(230)
Comprehensive income (loss)	$(31,642)	$3,658

SHARE-BASED COMPENSATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended March 31,
	2023	2022
	Unaudited
Cost of revenues	$1,044	$703
Research and development	5,844	6,102
Sales and marketing	4,285	5,300
General and administrative	4,909	7,724
Total share-based compensation expenses	$16,082	$19,829

DEPRECIATION AND AMORTIZATION BREAK-DOWN BY EXPENSE LINE
U.S. dollars in thousands

	Three months ended March 31,
	2023	2022
	Unaudited
Cost of revenues	$8,298	$8,101
Research and development	605	645
Sales and marketing	13,526	13,503
General and administrative	172	427
Total depreciation and amortization expense	$22,601	$22,676

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

	Three months ended March 31,
	2023	2022
	Unaudited
Cash flows from operating activities
Net income (loss)	$(31,313)	$3,888
Adjustments to reconcile net income (loss) to net cash flows provided by operating activities:
Depreciation and amortization	22,601	22,676
Share-based compensation expenses	16,082	19,829
Net loss (gain) from financing expenses	(328)	671
Revaluation of the Warrants liability	(1,676)	(14,042)
Amortization of loan and credit facility issuance costs	500	358
Amortization of premium and accretion of discount on short-term investments, net	(281)	—
Change in operating assets and liabilities:
Decrease in trade receivables, net	44,362	45,935
Decrease (increase) in prepaid expenses and other current assets and long-term prepaid expenses	721	(3,317)
Decrease in trade payables	(22,807)	(45,864)
Decrease in accrued expenses and other current liabilities and other long-term liabilities	(13,439)	(16,544)
Increase (decrease) in deferred taxes, net	2,790	(4,086)
Change in operating lease right of use assets	4,151	2,895
Change in operating lease liabilities	(3,839)	(4,276)
Net cash provided by operating activities	17,524	8,123
Cash flows from investing activities
Purchase of property and equipment, including capitalized internal-use software	(6,350)	(6,902)
Cash paid in connection with acquisitions, net of cash acquired	—	(620)
Investments in restricted deposits	(280)	—
Investment in short-term deposits	—	(40,026)
Proceeds from sales and maturities of short-term investments	41,940	—
Payments of cash in escrow for acquisition of a subsidiary	—	(2,100)
Net cash provided by (used in) investing activities	35,310	(49,648)
Cash flows from financing activities
Exercise of options and vested RSUs	1,335	3,399
Payment of tax withholding for share-based compensation expenses	(791)	(1,845)
Repayment of long-term loan	(750)	(750)
Net cash provided by (used in) financing activities	(206)	804
Exchange rate differences on balances of cash and cash equivalents	328	(671)
Increase (decrease) in cash and cash equivalents	52,956	(41,392)
Cash and cash equivalents - at the beginning of the period	165,893	319,319
Cash and cash equivalents - at end of the period	$218,849	$277,927

	Three months ended March 31,
	2023	2022
	Unaudited
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Income taxes	$4,258	$2,418
Interest	$5,067	$3,570
Non-cash investing and financing activities:
Purchase of property and equipment, including capitalized internal-use software	$36	$1,809
Share-based compensation included in capitalized internal-use software	$652	$517
Creation of operating lease right-of-use assets	$5,045	$—

APPENDIX A: Non-GAAP Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (Unaudited)

The following table provides a reconciliation of revenues to ex-TAC Gross Profit.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Revenues	$327,686	$354,726
Traffic acquisition cost	211,946	216,498
Other cost of revenues	26,148	26,198
Gross profit	$89,592	$112,030
Add back: Other cost of revenues	26,148	26,198
ex-TAC Gross Profit	$115,740	$138,228

The following table provides a reconciliation of net income (loss) to Adjusted EBITDA.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Net income (loss)	$(31,313)	$3,888
Adjusted to exclude the following:
Finance (income) expenses, net	3,154	(11,195)
Income tax benefit	(639)	(392)
Depreciation and amortization	22,601	22,676
Share-based compensation expenses	13,527	17,039
Holdback compensation expenses (1)	2,555	2,790
M&A and other costs (2)	237	50
Adjusted EBITDA	$10,122	$34,856

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 Includes commercial agreement asset acquisition costs.

We calculate Ratio of net income (loss) to gross profit as net income (loss) divided by gross profit. We calculate the Ratio of Adjusted EBITDA to ex-TAC Gross Profit, a non-GAAP measure, as Adjusted EBITDA divided by ex-TAC Gross Profit. We believe that the Ratio of Adjusted EBITDA to ex-TAC Gross Profit is useful because TAC is what we must pay digital properties to obtain the right to place advertising on their websites, and we believe focusing on ex-TAC Gross Profit better reflects the profitability of our business. The following table reconciles Ratio of net income (loss) to gross profit and Ratio of Adjusted EBITDA to ex-TAC Gross Profit for the period shown.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Gross profit	$89,592	$112,030
Net income (loss)	$(31,313)	$3,888
Ratio of net income (loss) to gross profit	(35.0%)	3.5%

ex-TAC Gross Profit	$115,740	$138,228
Adjusted EBITDA	$10,122	$34,856
Ratio of Adjusted EBITDA margin to ex-TAC Gross Profit	8.7%	25.2%

The following table provides a reconciliation of net income (loss) to Non-GAAP Net Income (Loss)*.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Net income (loss)	$(31,313)	$3,888
Amortization of acquired intangibles	15,969	15,780
Share-based compensation expenses	13,527	17,039
Holdback compensation expenses (1)	2,555	2,790
M&A and other costs (2)	237	50
Revaluation of Warrants	(1,676)	(14,042)
Foreign currency exchange rate losses (3)	429	216
Income tax effects	(3,829)	(3,626)
Non-GAAP Net Income (Loss)	$(4,101)	$22,095

* Three months ended March 31, 2022 have been adjusted to exclude the impact of foreign currency exchange rates to be consistent with current period presentation.

1 Represents share-based compensation due to holdback of Taboola Ordinary shares issuable under compensatory arrangements relating to Connexity acquisition.
2 Includes commercial agreement asset acquisition costs.
3 Represents income or loss related to the remeasurement of monetary assets and liabilities to the Company's functional currency using exchange rates in effect at the end of the reporting period.

The following table provides a reconciliation of net cash provided by operating activities to Free Cash Flow.

	Three months ended March 31,
	2023	2022
	(dollars in thousands)
Net cash provided by operating activities	$17,524	$8,123
Purchases of property and equipment, including capitalized internal-use software	(6,350)	(6,902)
Free Cash Flow	$11,174	$1,221

APPENDIX A: Non-GAAP Guidance Reconciliation

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q2 2023 AND FULL YEAR 2023 GUIDANCE

(Unaudited)

The following table provides a reconciliation of projected Gross profit to ex-TAC Gross profit guidance.

	Q2 2023 Guidance	FY 2023 Guidance
Unaudited
(dollars in millions)
Revenues	$296 - $322	$1,427 - $1,469
Traffic acquisition cost	($191) - ($207)	($898) - ($923)
Other cost of revenues	($27) - ($27)	($110) - ($111)
Gross profit	$78 - $88	$418 - $436
Add back: Other cost of revenues	$27 - $27	$110 - $111
ex-TAC Gross Profit	$105 - $115	$529 - $546

Although we provide a projection for Free Cash Flow, we are not able to provide a projection for net cash provided by operating activities, the most directly comparable GAAP measure. Certain elements of net cash provided by operating activities, including taxes and timing of collections and payments, are not predictable therefore projecting an accurate forecast is difficult. As a result, it is impractical for us to provide projections on net cash provided by operating activities or to reconcile our Free Cash Flow projections without unreasonable efforts. Consequently, no disclosure of projected net cash provided by operating activities is included. For the same reasons, we are unable to address the probable significance of the unavailable information.